SEC 1396 (6-00)

FORM 10

UNITED STATES
SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C.
20549.






  GENERAL FORM FOR REGISTRATION OF SECURITIES
Pursuant to Section 12(b) or (g)
of The Securities Exchange Act of 1934



        Registrant:   B.S.  FUNDING INC.


                 A Delaware Corporation

            IRS Employer Identification
                        No.

                       Applied for.

             Address:

                     494 Adelaide Street, Woodstock ,
                     Ontario Canada N4S 4B4


              Registrant's Telephone
              Number:

                       519 539 2391

             Securities to be registered
             pursuant to Section 12(g) of the Act:


             Title of each class    Name of each exchange on which
             To be so registered    each class is to be registered


             COMMON SHARES             OTC Bulletin board











   CONTENTS



Part I                                                  2
Item 1.           Description of Business               2


Item 2.           Management's Discussion and Analysis
                  or Plan of Operation                  3


Item 3.           Description of Property               4

Item 4.           Security Ownership of Management and
                  Certain Security Holders              4


Item 5.           Directors, Executives, Officers and
                  Significant Employees                 5


Item 6.           Executive Compensation                6


Item 7.           Certain Relationships and Related
                  Transactions                          6

Part II                                                 6



Item 8.           Legal Proceedings                     6


Item 9.           Market for Common Equity and Related
                  Stockholder Matters                   6


Item 10.          Recent Sales of Unregistered
                  Securities                            7

Item 11.          Description of Securities             8

Item 12.          Indemnification of Directors and
                  Officers                              9

Part F/S                                               10



Item 13.          Financial Statements                 10


Item 14.          Changes in and Disagreements With
                  Accountants on Accounting and
                  Financial Disclosure                 48
Part III
                                                       48
Item 15.          Financial Statements and Exhibits    48


Item 16.          Index to Exhibits                    48


Item 17.          Description of Exhibits              49





                  PART 1


                 Item 1. Business.

      B.S. Funding Inc. was incorporated under the laws of Delaware on March twenty-third of nineteen hundred ninety-nine with the intent to examine the need for, then develop, and market a senior citizens retirement home. The Company was initially formed to acquire a ten percent interest in a company that owns and operates a forty-six thousand square foot building in Woodstock Ontario Canada. The address of the building is 493 Dundas Street, Woodstock, Ontario, Canada. B.S. Funding Inc. now owns forty percent of the company that owns the building. The company has invested quite some time researching the feasibility of a Senior Citizen complex at this site. An independent feasibility study has been successfully completed to find the need for such a project. It was determined that affordable Senior Citizen Housing would be a successful venture at this location. All regulatory agencies have approved the site for re-development.

As part of the feasibility study an independent, bank approved, evaluation firm researched and confirmed the need for affordable retirement living in the Downtown Woodstock Corridor. An engineering report was conducted to derive the building's structural integrity. The report concluded favorably .All by-law and zoning laws conform to the site's desired development. An architectural engineer was commissioned to draft the blueprints for the site. A bank has expressed an interest in the project and has provided a first mortgage on the building to initiate the build-out.

Item2. Plan


B.S. Funding Inc. is uniquely poised to capture a sizeable share of the available market of affordable, convenient housing for senior citizens. It has been surveyed that downtown Woodstock is in need of at least 60 units to house seniors. There is currently none.

B.S. Funding Inc. plans to redevelop the building it has an interest in to accommodate the discussed need for housing.

Because the site has already been approved structurally and it already conforms from all zoning respects, and architectural plans are already drawn up, the business that B.S. Funding Inc. needs to accomplish is that of financing and the actual development, and then market it.

B.S. Funding Inc. therefore offered its shares for sale to a limited number of people for seed capital. The Company then intends to seek either debt or equity financing or both to complete the project.

The Company will then tender bids to contractors to build the project. This will be done on a sub-contractor basis with the Company overseeing the entire project. All contractors will be placed on a performance guarantee to ensure a timely build, emphasizing quality.

The Company will then offer the units for rent to the seniors of the area. It is anticipated that vacancies will not be a major problem in the near term after completion of the build out.

The Company then intends to repeat the business plan at other locations in Florida, California and Arizona. All locations where affordable senior housing is needed.

BREAK EVEN POINT

If the project were to spend $1,250,000.00 to complete itself and therefore have to carry additional debt service of $ 11,250.00/ month and additional expenses of 15% of revenues, the project's projected break even point would be 18 units rented of the 40 units it could build. Management believes the break-even point to be easily attained.
    As of December 31, 2001, Management has accomplished many of its goals. In May of 1999, the Company secured a first mortgage for $300,000.00 to begin the build-out. The Company then acquired cash and inventory worth more than $200,000 from the Secretary John Schell. These monies will be spent to initiate the build-out. As a result of this, the building has begun its first twenty-five units. It is anticipated to have the first twenty-five units done in October of 2002. The second phase should be completed by the winter of 2002. Management has commitments currently in place to finish the project.
       B.S. Funding Inc. is a two- fold company. Initially, it is a redevelopment company, formed to convert inexpensive buildings into more valuable senior citizen homes. The Company's business will then be that of marketing company. The Company plans to redevelop other properties at other locations throughout North America. The Company ultimately derives revenue from rental leases, services provided to its tenants (value added servicing for its elderly residents, such as shuttle services, nursing care.) and property appreciation. As additional buildings are developed the Company intends to replicate itself, expanding its revenue and equity basis.
      The Company has no revenues generated to date. The Company is currently in its developmental stages and should be considered highly speculative. There are no comparative revenues. The Company suffers losses on its financial statements. B.S. Funding Inc. has secured mortgages; cash and commitments from institutions and private investors which management believes will be sufficient to complete the project. The Company will still have to market and rent the units it is building for any revenue and potential profits. This Company is therefore a high-risk investment and should only be considered for a long term, speculative investment. See the attached financials in item 13. Of this report. Management is not aware of anything ongoing that might prevent completion of the project. The Company has in place sufficient cash and assets to continue operations through 2003. Management believes it will need revenue or capital infusion for the long-term survival of the Company.
     On March 28, 1999, the Company completed an offering for 500,000 authorized shares of common stock to thirty-four unaffiliated investors. This offering was made in reliance upon an exemption from the registration provisions of section 4(2) of the Securities Act of 1933 (the Act), as amended, pursuant to Regulation D, Rule 504 of the Act. On that same Day 1,500,000 shares were issued to the President in exchange for ten percent of the outstanding common stock of 1192403 Ontario Inc. In March 2001, the Company acquired an additional thirty percent of 1192403 Ontario Inc. for the issuance of 257 shares of the common restricted shares of B.S. Funding Inc. In December of 2001, the Company sold 862 restricted common shares for appliances to furnish the units. This equated to a $100.00US per share purchase. At the same time the Company sold 835 restricted common shares of its authorized stock for 83,500US. Again a sale equating to $100.00 per share.
     As of the Date of this Registration the Company has 2,001,954 shares outstanding, with an authorized capital of 25,000,000 common shares at a par value of 0.0001. There are thirty-four shareholders as of the registration date.

            Item 3. Properties.

                 The Company currently occupies a space
onsite at it Woodstock building. The address for the Company is 494 Adelaide Street, Woodstock Ontario, Canada N4S 4B4. The Company occupies approximately one thousand square feet of space on a month-to-month basis at this location. The Company owns forty percent of a company that owns a forty-six thousand square foot building in Woodstock, Ontario,Canada.

     Management of the Company does not currently have policies regarding the acquisition or sale of assets primarily for possible capital gain or primarily for income.

             Item 4. Security Ownership of Management and

                     Certain Security Holders.

    Mary K. Schell, President and Director,owns one million five hundred thousand shares. This represents approximately seventy-four percent of the total outstanding shares.
    John Schell, Secretary and Director,owns one thousand nine hundred fifty-four shares. This represents approximately one percent of the total outstanding shares.

     All Officers and Directors as a whole own approximately
75% of the common voting, outstanding shares of the Company.

         Persons sharing Ownership or control of Shares.

     No persons other than Mary K. Schell owns or controls the power to vote more than 10% or more of the Company's securities.

         Non-Voting Securities and Principal Holders Thereof.

      The Company has not issued any non-voting securities.

         Options, Warrants and Rights

     There are no options,warrants or rights to purchase securities of the Company.

         Parents of the Issuer

    Under the definition of parent, as including any person or business entity who controls substantially all (more than 80%) of the issuer's common stock, the Company has no parents.

         Item 5. Directors, Executives, Officers and

                 SignificantEmployees.

    Mary K. Schell: President and Director age 59

    John Schell: Secretary and Director age 64

Management


Mary K. Schell - Mrs. Schell, the President and Director, holds a degree in Nursing. In addition to her nursing, Mary Kay is well known for her volunteer work with senior citizens. Mary K. has been a nurse for the Woodstock General Hospital since 1962. Mrs. Schell has been pursuing a senior citizens retirement facility for four years.

Mr. John Schell - John Schell, Secretary and Treasurer, has completed his B.A. in Agricultural Science. John has been a successful businessman in the community for decades. Mr. Schell was the CEO of Oxford Sand and Gravel, well-known gravel, aggregate and asphalt refinery in Oxford County. Mr. Schell also held the position of Vice- President of Hillview Farms, a company now called Nugro, publicly traded and owned largely by CIL Industries. John is Husband to the President, Mary K. Schell. John is also active in the home meal delivery for senior citizens.

         Family Relationships

 The President and Director Mary K. Schell, is the wife of the Secretary and Director John Shell.

 V. Kimberly Shell-Micoli is the daughter of John and Mary K. Kim is a minor shareholder.

 Robert Micoli is son in law to Mary K. Schell and John Schell.

 There are no other Relationships between Officers, Directors and their shareholders

           Involvement on Certain Material Legal Proceedings
           During the last Five Years

     No current or pending litigation, and no claims or counterclaims involving the Company as a plaintiff or defendant exist.

     No Director, Officer, significant employee or consultant has been convicted in a criminal proceeding.

     No Director, Officer, significant employee or consultant has been permanently or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of business, securities or banking activities.

     No Director, Officer, or significant employee has been convicted of violating a federal or state securities or commodities law.


               Item 6. Executive

                       Compensation

     There is currently no executive compensation offered.



               Item 7. Certain Relationships and Related Transactions.


    In March of 2001, the Secretary, John Schell received 257 shares of common stock in B.S. Funding Inc. for his thirty percent ownership in 1192403 Ontario Inc.

    In December 2001 the Secretary, John Schell, gave eighty-six thousand two hundred US dollars for the acquisition of appliances for the project. The Company issued John Schell eight hundred sixty-two restricted common shares for that transaction. This equates to a share purchase of one hundred dollars per share.

      In December of 2001, John Schell, the Secretary also injected eighty-three thousand five hundred US dollars cash to aid the Company's build-out of the Senior's complex. Mr. Schell was issued eight hundred thirty-five shares of restricted common shares. This stock sale was one hundred dollars per share.



     PART II

             Item 8. Legal Proceedings

      The Company has no knowledge of any legal proceedings either past, current, anticipated or forthcoming.


             Item 9. Market Price of and Dividends on the

                     Registrants Common Equity and

                     Related Stockholder Matters.

      Not Applicable. The Company is not currently being quoted on an exchange. The Company is listed OTC on the pink sheets and such over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions. There is an absence of an established public trading market of this security and therefore an accurate reference to quotations is currently difficult to determine.

    There is currently no common stock that is subject to outstanding options or warrants to purchase, or securities convertible into, the Company's common stock.

There is currently no common stock of the Company which could be sold under rule 144 under the Securities Act of 1933 as amended except that of Mary K. Schell, the President, which could amount to a significant sale. Under rule 144 Mary K. Schell would be entitled to register 1,500,000 shares under a restricted sales volume outlined pursuant to Rule 144. The Registrant has not agreed to register any shares for sale by security holders and Mary K. Schell has not asked to register those shares.

     There is currently no common equity that is being, or, is proposed to be publicly offered by the registrant, the offering of which could have a material effect on the market price of the issuer's common equity.

     Stockholders

     As of March 31, 2002 there were thirty-four shareholders of record.

     Dividend Policy

     The Company has not paid dividends to date, nor does it anticipate paying dividends in the foreseeable future. The Board of Directors may review its dividend policy and determine the feasibility of dividends as it sees fit in the future.

     Reports to Shareholders

     The Company intends to furnish its shareholders with annual reports containing audited financial statements and such other periodic reports as the Company may determine to be appropriate or as may be required by law.

     Upon the effectiveness of this Registration Statement, the Company will be required to comply with periodic reporting, proxy solicitation and certain other requirements by the Securities and Exchange Act of 1934.

     Transfer Agent

     The Company's Transfer Agent is Interwest Transfer Co., 1981 East Murray Road Suite 100, Salt Lake City, Utah 84117.
Telephone ( 801) 272-9294.





             Item 10. Recent Sale of Unregistered Securities.

     On March 28, 1999, the Company completed a public offering of shares of common stock of the company pursuant to Regulation D,
 Rule 504 of the Securities Act of 1933, as amended, whereby it sold 500,000 shares of the common stock to 32 unaffiliated shareholders. The Company then filed a Form D with the Securities and Exchange Commission on or about April 14, 1999. As of March 31, 2002 there are 34 shareholders of record hold 2,001,954 common shares issued and outstanding.


             Item 11. Description of Securities to be Registered.

      The Registrants Securities to be registered are common shares.

      Description and Rights of Common Shareholders

         Dividend Rights- The holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available therefore at such times and in such amounts as the board of directors of the Company may from time to time determine.

         Voting Rights - Each holder of the Company's stock are entitled to one vote for each share held of record on all matters submitted to the vote of stockholders, including the election of directors. All voting is non-cumulative, which means that the holder of fifty percent of the voting shares for the election of the directors can elect all the directors. The board of directors may issue shares for consideration of previously authorized but unissued common stock without future stockholder action.

         Liquidation Rights - Upon liquidation, the holder of the common stock are entitled to receive pro rata all of the assets of the Company available for distribution to such holders.

         Preemptive Rights - Holders of common stock are not entitled to preemptive rights.

         Conversion Rights - No shares of common stock are currently subject to outstanding options, warrants, or other convertible securities.

         Redemptive Rights - No redemptive rights exist for shares of common stock.

         Sinking Fund Provisions - No sinking fund provisions exist.

        Further Liability For Calls - No common shares are subject to further call or assessment by the issuer. The Company has not issued stock options as of the date of this Registration Statement.

        Potential Liabilities of Common Stockholders to State and

        Local Authorities - No material potential liabilities are anticipated to be imposed on stockholders under state statute. Certain Delaware regulations, however, require regulation of beneficial owners of more than 5% of the voting securities. Stockholders that fall into this category, therefore, may be subject to fines in circumstances where non-compliance with these regulations is established.

       Debt Securities - The Company is not registering any debt securities, nor is there any outstanding.

       Other Securities To Be Registered - The Company is not registering any security other than its common stock.



       The issuer has an authorized capitalization of

twenty-five million shares at a par value of $ 0.0001

      The issuer has two million one thousand and nine hundred fifty-four common shares issued and outstanding as of July 30, 2002.

      The common shares currently trade over the counter on the pink sheets.





                Item 12. Indemnification of
                         Directors and Officers.

     No Director of the Corporation shall have personal liability to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director
     (a) for any breach of the director's duty or loyalty to the corporation or its stockholders (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the Delaware Corporation Law, or (d) for any transaction from which the director derived an improper personal benefit.


               Item 13. Financial Statements and Supplementary Data.





                              BS FUNDING INC.
          (Incorporated under the laws of the State of Delaware)

                           FINANCIAL STATEMENTS

                              MARCH 31, 1999




    Thomson, Fisher & Bossy
    Chartered Accountants             333 Dufferin Avenue
                                      London, Ontario N6B 1Z3
                                 (519) 679-2080 Fax (519) 439-4714
    John M. Thomson, C.A.
                                       52 Ridout Street, West
    Stan J. Fisher, C.A.               Tillsonburg, Ontario N4G 2E3
                                  (519) 842-4263 Fax (519) 842-5241
    Michael R. Bossy, C.A.
                                        47 Perry Street
    R. Brock MacAlpine, C.A.            Woodstock, Ontario N4S 3C4
                                  (519) 537-2371 Fax (519) 539-9962
    Rick E. Hamilton, C.A.
                                         197 Main Street
                                         Parkhill, Ontario N0M 2K0
                                   (519) 294-0340

                                          5 Albert Street
                                          Langton, Ontario N0E 1G0
                                   (519) 875-1111




                       INDEPENDENT AUDITOR'S REPORT

    To the Board of Directors and Stockholders of BS Funding Inc.:


    We have audited the balance sheet of BS Funding Inc. as at March 31, 1999 and the statements of loss and accumulated deficit and shareholders' equity and cash flows for the 8-day period then ended. (note 1) These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtained reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

    In our opinion, these financial statements present fairly, in all material respects, the financial position of BS Funding Inc. as at March 31, 1999 and the results of its operations for the 8-day period then ended in accordance with generally accepted accounting principles.


    Woodstock, Canada                Thomson, Fischer, Bossy
    June 28, 1999                    Chartered Accountants





                               STATEMENT 1

                              BS FUNDING INC.
                  (Incorporated under the laws
                      of the State of Delaware)

                               BALANCE SHEET

                              MARCH 31, 1999
                                 (note 1)



                                                           1999
                                                         (note 2)
    ASSETS
    Current:
     Bank                                                 $5,000

    Investment in 1192403 Ontario Inc. (note 3)            8,810

    Incorporation costs                                      100
                                                         $13,910

    LIABILITIES AND SHAREHOLDERS' EQUITY
    Current:
     Accounts payable and accrued charges                 $1,079


    Shareholder's equity:
     Share capital -
      Authorized:
      25,000,000 common shares with
      par value of $0.0001
      Issued and outstanding:
      2,000,000 common shares                                200
      Additional paid in capital                          13,610
     Accumulated deficit (statement 3)                      (979)
                                                          12,831
                                                         $13,910




                       STATEMENT 2

                     BS FUNDING INC.

                STATEMENT OF OPERATIONS

          FOR THE 8 DAY PERIOD ENDED MARCH 31, 1999

                        (note 1)



                                                  1999
                                                (note 2)

    Interest income                                 $1

    Expenses:
      Accounting                                   979
      Bank charges and interest                      1
                                                   980

    Net loss for the period                      $(979)

    Loss per share assuming dilution               $ 0.00

   Weighted average shares outstanding          2,000,000





                 STATEMENT 3

               BS FUNDING INC.

             STATEMENT OF CHANGES
           IN SHAREHOLDERS' EQUITY

             FOR THE 8 DAY PERIOD
              ENDED MARCH 31, 1999
                    (note 1)



                                    Additional
                     Common Stock   Paid in   Accumulated
                                                       Shareholders'
                     Shares  Amount  Capital  Deficit  Equity

    Balance,
 March 23, 1999         -      $ -     $  -     $ -       $ -

    Common stock
        issued       500,000    50     4,950      -      5,000

Common stock
issued for
investment in
1192403 Ontario
Inc. valued at
$0.00594
per share           1,500,000   150     8,660      -      8,810

 Net loss for the
 period (statement 2)     -       -       -      (979)    (979)

 Deficit,
 March 31,
 1999                2,000,000   $200   $13,610  $(979)  $12,831






            STATEMENT 4

            BS FUNDING INC.

     STATEMENT OF CASH FLOWS
     FOR THE 8 DAY PERIOD ENDED MARCH 31, 1999
                 (note 1)



                                                     1999
                                                    (note 2)
    CASH FLOWS FROM
 OPERATING ACTIVITIES:
      Net loss (statement 2)                          $(979)

    Changes in assets
      and liabilities:
         Accounts payable
        and accrued charges                            1,079
        Cash provided by operating activities            100

    CASH FLOWS FROM
 INVESTING ACTIVITIES:
         Incorporation costs                           (100)
           Cash utilized in investing activities       (100)
    CASH FLOWS FROM
 FINANCING ACTIVITIES:
        Issuance of common shares                     5,000
     Cash provided by financing activities            5,000

    Increase in cash                                  5,000

    Cash, beginning                                      -

    Cash, ending                                     $5,000

    SUPPLEMENTAL DISCLOSURE OF
    CASH FLOW INFORMATION
    Common stock issued for investment
       in 1192403 Ontario Inc.                       $8,810






                      BS FUNDING INC.

      NOTES TO THE FINANCIAL STATEMENTS

                      MARCH 31, 1999


    1.  ORGANIZATION AND ACCOUNTING

          POLICIES INCORPORATION

        BS Funding Inc. was incorporated March 23, 1999 in the state of

        Delaware.   Effective  March 28, 1999,  a  share  offering  was

        accepted  issuing 500,000 common shares at $0.01 per share,  to various  shareholders.  Additionally on  that  date,  1,500,000

        common   shares  were  issued  in  exchange  for  10%  of   the

        outstanding common stock of 1192403 Ontario Inc.

        USE OF ESTIMATES

        The  preparation  of  financial statements in  conformity  with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of  assets and liabilities, disclosure of contingent assets and liabilities  and  reported amounts of  revenues  and  expenses.

        Actual results could differ from those estimates.

        CASH AND CASH EQUIVALENTS

        The  company considers all investments with a maturity of three months or less to be cash equivalents.

        EARNINGS PER SHARE

        Earnings  per  share is provided in accordance with  Accounting

        Principles  Board  Opinion No. 15 (APB No. 15),  "Earnings  Per

        Share".   Due  to the Company's simple capital structure,  only

        one  earnings per share calculation is presented.  Earnings per share  is  computed  by  dividing income  available  to  common shareholders  by the weighted average number of  common  shares outstanding during the period.

    2.  CURRENCY

        These financial statements are presented in American dollars.


    3.  INVESTMENT IN 1192403 ONTARIO INC.

During the period, the company acquired 10% of the outstanding shares of

1192403 Ontario Inc. which carries on a commercial real estate rental business.  The remaining 90% of the shares are closely held and accordingly, BS Funding Inc. can not control the operations of 1192403

Ontario Inc.  The investment is being accounted for utilizing the cost method.












BS FUNDING INC.
(Incorporated under the laws
 of the State of Delaware)

FINANCIAL STATEMENTS
MARCH 31, 2000




INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and
Stockholders of BS Funding Inc.:


I have audited the balance sheetof BS Funding Inc.
as at March 31, 2000 and March 31, 1999
 and the statements of loss and accumulated deficit and shareholders' equityand cash flows for the year and 8day period then ended. (note 1)
These financial statements are the responsibility of the company'smanagement. My responsibility is to express an opinion on thesefinancial statements based on my audit.

I conduct my audits in accordance with generally accepted auditingstandards. Those standards require that I plan and perform my auditsto obtained reasonable assurancewhether the financial statementsare free of material misstatement.
  An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements.
 An audit also includes assessing the
accounting principles used and significant estimates made by management, as well as evaluating the overall financial
statement presentation.

In my opinion, these financialstatements present fairly, in allmaterial respects, the financial position of BS Funding Inc. as atMarch 31, 2000 and March 31, 1999 andthe results of its operations for theyear and 8 day period then ended in accordance with generally accepted accounting principles.


Woodstock, Canada   R. Brock MacAlpine
January 10, 2001         Chartered Accountant









           STATEMENT 1

         BS FUNDING INC.
(Incorporated under the laws
   of the State of Delaware)

           BALANCE SHEETS

           MARCH 31, 2000
(with comparative amounts for
          March 31, 1999)
           (note 2)





                                   2000         1999
    ASSETS
    Current assets
     Cash                            -          $5,000

    Other assets
      Investment in 1192403
     Ontario Inc. (note 3)         8,810         8,810

      Incorporation costs             90           100
        less accumulated            8910          8910
     amortization                   8900         13910


    LIABILITIES AND
    SHAREHOLDERS' EQUITY
    Current liabilities
     Accounts payable
    and accrued charges           $1,156         1,079

    Shareholders' equity:
      Common stock -
      Authorized:
      25,000,000 common
 shareswith par value
 of $0.0001 Issued
and outstanding:
2,000,000 shares                     200            200
      Additional paid
           in capital             13,610         13,610
Accumulated deficit
 (statement 3)                    (6,066)          (979)
                                   7,744         12,831

                                  $8,900$        13,910














              STATEMENT 2

            BS FUNDING INC.

       STATEMENTS OF OPERATIONS

  FOR THE YEAR ENDED MARCH 31, 2000
    (with comparative amounts for the
     8 day period ended March 31,1999)
                (note 2)


                                      2000         1999


    Interest income                    $1            $1

    Expenses:
      Accounting                    1,000           979
      Amortization                     10             -
      Bank charges
     and interest                       -             1
      Consulting                      477             -
      Rent                          3,600             -

                                    5,087           980

    Net loss for
     the period                   $ (5,087)       $ (979)

    Loss per share
 assuming
     Dilution                       $0.00           $0.00

    Weighted average
  shares outstanding                2,000,000   2,000,000












               STATEMENT 3
            BS FUNDING INC.

STATEMENTS OF CHANGES

IN SHAREHOLDERS' EQUITY

FOR THE YEAR ENDED MARCH 31, 2000
(with comparative amounts for the
 8 day period ended March 31, 1999)
    (note 2)



                              Additional            Total
              Common Stock    Paid in      Accum-   share-
                                           Ulated   holders'
             Shares   Amount  Capital      Deficit  Equity

Balance,
March
23, 1999       -        $-        $-           $-       $-

Common
stock
Issued       500,000    50        4,950         -     5,000

Common stock
 issued for
investment in
 1192403
 Ontario
 Inc. valued
at  $0.01
 per share   1,500,000  150      8,660           -     8,810

Net loss
for the
period
(statement2)      -      -         -          (979)    (979)

Deficit
,March 31,
 1999        2,000,000  200     13,610        (979)    12,831

Net loss
 for the
 year
(statement 2)      -      -        -        (5,087)     (5,087)

Deficit,
 March
31, 2000    2,000,000    $200   $13,610    $(6,066)     $7,744





















STATEMENT 4

BS FUNDING INC.

=STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED MARCH 31, 2000
(with comparative amounts for the
 8 day period ended March 31, 1999)
    (note 2)


                                   2000          1999

CASH FLOWS FROM
OPERATING ACTIVITIES:
Net loss (statement 2)           $(5,087)        $(979)
Amortization                          10             -

Changes in assets
 and liabilities:
Accounts payable
 and accrued charges                  77         1,079
Cash provided by
 operating activities             (5,000)          100

CASH FLOWS FROM
 INVESTING ACTIVITIES:
Incorporation costs                   -           (100)
Cash utilized in
investing activities                  -           (100)
CASH FLOWS FROM
FINANCING ACTIVITIES:
Issuance of common shares             -           5,000
Cash provided by
financing activities                  -           5,000

Increase (decrease)
 in cash                          (5,000)         5,000

Cash, beginning                    5,000             -

Cash, ending                       $ -           $5,000


SUPPLEMENTAL
 DISCLOSURE OF
CASH FLOW
INFORMATION
Common stock
 issued for
investment in 1192403
 Ontario Inc.                      $ -           $8,810













BS FUNDING INC.

NOTES TO THE FINANCIAL STATEMENTS

MARCH 31, 2000


  1.   ORGANIZATION AND
2.    ACCOUNTING POLICIES
INCORPORATION

BS Funding Inc. was incorporated March 23, 1999

in the state of Delaware. Effective March

28, 1999, a share offering was accepted

issuing 500,000 shares at $0.01 per share,

 to various shareholders.

USE OF ESTIMATES

The preparation of financial statements

 in conformity with generally accepted

accounting principles requires management

 to make estimates and assumptions that

affect the reported amounts of assets

and liabilities, disclosure of contingent

 assets and liabilities and reported

amounts of revenues and expenses.

Actual results could differ from

those estimates.

CASH AND CASH EQUIVALENTS

The company considers all investments

 with a maturity of three months or

 less to be cash equivalents.

EARNINGS PER SHARE

Earnings per share is provided in

 accordance with Accounting Principles

 Board Opinion No. 15 (APB No. 15),

 "Earnings Per Share".  Due to the

 Company's simple capital structure,

only one earnings per share calculation

 is presented.  Earnings per share is

computed by dividing income available to

 common shareholders by the weighted

average number of common shares outstanding

 during the period.

2.  CURRENCY

These financial statements are
 presented in American dollars.


3.  INVESTMENT IN 1192403 ONTARIO INC.
During the period, the company acquired

 10% of the outstanding shares of 1192403

 Ontario Inc. which carries on a

commercial real estate rental business.

  The investment was acquired by issuing

 1,500,000 common shares in exchange.

The investment is being accounted for

 utilizing the cost method.






BS FUNDING INC.
(Incorporated under the laws
of the State of Delaware)

FINANCIAL STATEMENTS

DECEMBER 31, 2001

 R. BROCK MACALPINE,
CHARTERED ACCOUNTANT









INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and
Stockholders of BS Funding Inc.:


I have audited the balance sheetsof BS Funding Inc.
as at December 31, 2001 and December 31, 2000 and the statements of loss andaccumulated deficit and shareholders' equity for the 275 day periods then ended. These financial statements are the responsibility of the company'smanagement.
 My responsibility is toexpress an opinion on these financialstatements based on my audit.

I conduct my audits in accordance with generally accepted auditing standards.Those standards require that I plan and perform my audits to obtained reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements.
 An audit also includes assessing the
accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In my opinion, these financial statements present fairly, in all material respects, the financial position of BS Funding Inc.as at December 31, 2001 and
 December 31, 2000 and the results of its operations for the 275day periods then ended in accordance with generally accepted accounting principles.


Woodstock,Canada             R. Brock MacAlpine
January 8, 2002              Chartered Accountant




      STATEMENT 1

BS FUNDING INC.
(Incorporated under the
 laws of the State of Delaware)

INTERIM BALANCE SHEETS

DECEMBER 31, 2001
(with comparative
amounts for December 31, 2000)



                        2001              2000
ASSETS
Current
 assets
 Cash                  $83,500             $-

Other assets

Appliances             86,200              -
Investment in
1192403
 Ontario
 Inc. (note 2)         34,510           8,810

Incorporation
costs
less:
accumulated
amortization               73              90

                      120,783           8,900


                     $204,283          $8,900


LIABILITIES
 AND
SHAREHOLDERS'
 EQUITY
Current
liabilities
Accounts
payable and
accrued charges     $3,156            $1,156

Shareholders'
 equity:
  Common stock -
  Authorized:
25,000,000
common shares
 with par value
 of $0.0001
  Issued and
 outstanding:
2,001,954 shares        200              200
Additional paid
 in capital         209,010           13,610
Accumulated
deficit
 (statement 3)       (8,083)          (6,066)

                     201,127           7,744

                     $204,283          $8,900





     STATEMENT 2

BS FUNDING INC.

INTERIM STATEMENTS
 OF OPERATIONS

FOR THE 275 DAY
PERIOD ENDED DECEMBER
 31, 2001
(with comparative
amounts for the 275
day period ended
December 31,  2000)


                             2001           2000

Expenses:

Accounting                 $1,000             $-

Net loss
for the period            $(1,000)            $-

Loss per share
 assuming dilution           $0.00           $0.00

Weighted
 average
shares
 outstanding             2,000,294      2,000,000





      STATEMENT 3

BS FUNDING INC.

INTERIM STATEMENTS
 OF CHANGES IN
SHAREHOLDERS' EQUITY

FOR THE 275 DAY
 PERIOD ENDED
DECEMBER 31, 2001
(with comparative
 amounts for the 275
 day period December
 31,  2000)



                              Addit-
                              ional                 Total
              Common Stock    Paid       Accum-     Share-
                              In         ulated     holders'
              Shares  Amount  Capital    Deficit    Equity

Deficit,
March
31,
2000       2,000,000    $200   $13,610    $(6,066)   $7,744

Net loss
for the
period
(statement2)    -         -        -           -         -

Deficit,
December
31,
2000        2,000,000    $200  $13,610     $(6,066)   $7,744


Deficit,
 March 31
 2001       2,000,257    $200   $39,310    $(7,083)   $32,427

Common
stock
issued
for
appliances
(note 3)        862        -     86,200          -      86,200

Common
stock
issued for
cash
(note 3)        835        -     83,500          -      83,500

Net loss
for the
period
(statement 2)     -        -         -       (1,000)    (1,000)

Deficit,
December
31,
2001         2,001,954    $200  $209,010     $(8,083)  $201,127






     STATEMENT 4

BS FUNDING INC.

INTERIM STATEMENTS
 OF CASH FLOWS

FOR THE 275 DAY
PERIOD ENDED
DECEMBER 31, 2001
(with comparative
amounts for the 275
day period ended
December 31,  2000)


                              2001               2000

CASH FLOWS
FROM OPERATING
 ACTIVITIES:
 Netloss
(statement 2)             $(1,000)                  $-
 Adjustments to
 reconcile net
loss to net cash
 used in
 operating
activities:

Changes in assets
 and liabilities:
 Appliances                (86,200)                 -

Accounts payable
and accrued
charges                     1,000                   -

Cash utilized
in operating
activities                 (86,200)                 -

CASH FLOWS FROM
FINANCING ACTIVITIES:

Issuance of
common shares              169,700                  -

Cash provided
by financing
activities                 169,700                  -

Increase
in cash                     83,500                  -

Cash, beginning                -                    -

Cash, ending               $83,500                  $-



SUPPLEMENTAL
DISCLOSUREOF
CASH FLOW
INFORMATION
Common stock
issued for
appliances                  $86,200                 $-

Common stock
issued for
cash                         83,500                  -

                           $169,700                 $-



BS FUNDING INC.

NOTES TO THE
FINANCIAL STATEMENTS

DECEMBER 31, 2001


  1.   ORGANIZATION AND
   ACCOUNTING POLICIES

INCORPORATION
BS Funding Inc. was
incorporated March 23,
 1999 in the state of Delaware.
  Effective March 28, 1999, a
share offering was accepted
issuing 500,000 shares at $0.01
 per share, to various shareholders.
USE OF ESTIMATES
The preparation of financial
statements in conformity with
generally accepted accounting
principles requires management
to make estimates and assumptions
that affect the reported amounts
of assets and liabilities, disclosure
 of contingent assets and liabilities
 and reported amounts of revenues and
 expenses.  Actual results could differ
 from those estimates.
CASH AND CASH EQUIVALENTS
The company considers all
 investments with a maturity of
 three months or less to be cash
equivalents.
EARNINGS PER SHARE
Earnings per share is provided
in accordance with Accounting
Principles Board Opinion No. 15
 (APB No. 15), "Earnings Per Share".
  Due to the Company's simple capital
 structure, only one earnings per
share calculation is presented.
Earnings per share is computed by
dividing income available to common
shareholders by the weighted average
number of common shares outstanding
during the period.

  2.   INVESTMENT IN
    1192403 ONTARIO INC.

The company owns 40% of the
outstanding shares of 1192403
Ontario Inc. which carries on a
commercial real estate rental
business.  The investment was
acquired by issuing 1,500,257 common
 shares in exchange.  The investment
is being accounted for utilizing the
 cost method since the remaining
common shares of 1192403 Ontario
Inc. are closely held

3.  APPLIANCES

During the period,
the corporation issued stock
 to a related party in exchange
 for appliances.  The company
issued 862 common shares at
$100.00 each to purchase the
 appliances.

Also during the period the
 corporation issued stock to
 the same related party for cash
consideration.   The company
issued 835 common shares at $100
 each.








BS FUNDING INC.
(Incorporated under the
 laws of the State of Delaware)

FINANCIAL STATEMENTS

MARCH 31, 2002




R. BROCK MACALPINE,
CHARTERED ACCOUNTANT






INDEPENDENT
AUDITOR'S REPORT

To the Board of
Directors and
Stockholders of BS
Funding Inc.:


I have audited the balance
 sheets of BS Funding Inc.
 as at March 31, 2002 and
March 31, 2001 and the
statements of operations
and accumulated deficit
and shareholders' equity
and cash flows for the
years then ended. These
financial statements are
the responsibility of the
 company's management.
My responsibility is to
express an opinion on these
 financial statements based
on my audit.

I conduct my audits in
accordance with generally
accepted auditing standards.
Those standards require that
I plan and perform my audits
to obtained reasonable
assurance whether the financial
statements are free of material
misstatement.  An audit includes
examining on a test basis, evidence
 supporting the amounts and
disclosures in the financial
statements.  An audit also includes
 assessing the accounting principles
 used and significant estimates made
 by management, as well as evaluating
 the overall financial statement
presentation.

In my opinion, these financial
statements present fairly, in all
material respects, the financial
position of BS Funding Inc. as at
March 31, 2002 and March 31, 2001
and the results of its operations
for the years then ended in accordance
 with generally accepted accounting
 principles.


Woodstock, Canada   R. Brock MacAlpine
July 11, 2002       Chartered Accountant





      STATEMENT 1

BS FUNDING INC.
(Incorporated under the
 laws of the State of Delaware)

BALANCE SHEETS

MARCH 31, 2002
(with comparative
 amounts for March
31, 2001)



                        2002          2001
ASSETS


Other assets
Appliances            $27,333          $-

Investment in
1192403 Ontario
Inc. (note 2)          34,510        34,510

 Note receivable
from 1192403
Ontario Inc.           142,268            -

Incorporation
costs less:
accumulated
amortization                70            73

                      $204,181       $34,583

LIABILITIES AND
SHAREHOLDERS'
EQUITY
Current
liabilities
 Accounts payable
and accrued
charges                 $4,055         $2,156

Shareholders' equity:
  Common stock -
  Authorized:
25,000,000 common
shares with par value
of $0.0001
Issued and outstanding:
2,001,954 shares            200            200
Additional paid in
capital                 209,010         39,310
Accumulated deficit
(statement 3)            (9,084)        (7,083)
                         200,126         32,427
                        $204,181        $34,583





     STATEMENT 2

BS FUNDING INC.

STATEMENTS OF
OPERATIONS

FOR THE YEAR
ENDED MARCH 31,
2002
(with comparative
amounts for the year
ended March 31,  2001)


                              2002         2001


Expenses:
 Accounting                 $1,998        $1,000
Amortization                     3            17
                             2,001         1,017

Net loss for
the year                   $(2,001)      $(1,017)

Loss per share
assuming dilution             $0.00         $0.00

Weighted average
shares outstanding         2,000,703    2,000,011





      STATEMENT 3

BS FUNDING INC.

STATEMENTS OF CHANGES
 IN SHAREHOLDERS' EQUITY

FOR THE YEAR ENDED MARCH
31, 2002
(with comparative amounts
 for the year ended March
 31,  2001)



                             Addit-   Total
                             ional    Accum-   Share-
          Common Stock       Paid in  ulated   holders'
           Shares    Amount  Capital  Deficit  Equity

Deficit,
March 31,
2000      2,000,000   $200   $13,610  $(6,066) $7,744

Common
stock issued
for investment
in 1192403
Ontario Inc.
valued at
$0.01 per
share           257     -     25,700      -      25,700

Net loss for
the year
(statement 2)    -      -       -       (1,017)  (1,017)

Deficit,
March 31,
2001       2,000,257    200   39,310    (7,083)   32,427

Common stock
issued for
  appliances
(note 3)        862      -    86,200         -    86,200

Common stock
issued forcash
(note 3)        835      -    83,500         -    83,500

Net loss for
 the year
(statement 2)    -       -        -     (2,001)   (2,001)

Deficit,
March
31,
2002      2,001,954    $200  $209,010  $(9,084)   $200,126





     STATEMENT 4

BS FUNDING INC.

STATEMENTS OF
CASH FLOWS

FOR THE YEAR ENDED
 MARCH 31, 2002
(with comparative
amounts for the year
ended March 31,  2001)


                             2002       2001

CASH FLOWS FROM
OPERATING ACTIVITIES:
  Net loss
(statement 2)              $(2,001)    $(1,017)
  Adjustments to
reconcile net loss to
net cash used in
    operating activities:
     Amortization                3         17

Changes in assets
and liabilities:
     Appliances              (27,333)       -
Investment in 1192403
 Ontario Inc.                   -        (25,700)
Note receivable             (142,268)       -
Accounts payable
and accrued charges            1,899       1,000
Cash utilized in
operating activities        (169,700)    (25,700)

CASH FLOWS FROM
FINANCING ACTIVITIES:
     Issuance of
common shares                169,700      25,700
     Cash provided
by financing activities      169,700      25,700


Cash, beginning                 -              -

Cash, ending                   $ -          $   -


SUPPLEMENTAL DISCLOSURE OF
CASH FLOW INFORMATION
  Common stock issued
for investment in
1192403 Ontario Inc.            $-       $25,700
  Common stock issued
for appliances                86,200          -
  Common stock
issued for cash               83,500          -
                            $169,700     $25,700




BS FUNDING INC.

NOTES TO THE FINANCIAL
STATEMENTS

MARCH 31, 2002


  1.   ORGANIZATION AND
   ACCOUNTING POLICIES

INCORPORATION
BS Funding Inc. was
incorporated March 23,
1999 in the state of Delaware.
Effective March 28, 1999, a
share offering was accepted
issuing 500,000 shares at
$0.01 per share, to various
shareholders.
USE OF ESTIMATES
The preparation of financial
statements in conformity with
generally accepted accounting
principles requires management
to make estimates and
assumptions that affect the
reported amounts of assets and
liabilities, disclosure of
contingent assets and liabilities
 and reported amounts of revenues
and expenses.  Actual results
could differ from those estimates.
CASH AND CASH EQUIVALENTS
The company considers all
investments with a maturity of
three months or less to be cash
equivalents.
EARNINGS PER SHARE
Earnings per share is provided
in accordance with Accounting
Principles Board Opinion No. 15
(APB No. 15), "Earnings Per Share".
Due to the Company's simple capital
structure, only one earnings per
share calculation is presented.
Earnings per share is computed by
dividing income available to common
shareholders by the weighted average
number of common shares outstanding
during the period.

  2.   INVESTMENT IN 1192403
      ONTARIO INC.

During the year, the company acquired
an additional 30% of the outstanding
shares of 1192403 Ontario Inc. which
carries on a commercial real estate
rental business.  The investment was
 acquired by issuing 257 common shares
in exchange.  Therefore the company
owns 40% of the outstanding shares
of 1192403 Ontario Inc.  The
investment is being accounted for
utilizing the cost method since the
remaining common shares of 1192403
Ontario Inc. are closely held.




3.  APPLIANCES

During the period, the corporation
issued stock to a related party in
exchange for appliances.  The
company issued 862 common shares
 at$100.00 each to purchase
the appliances.

Also, during the period the
corporation issued stock to the
 same related party for cash
consideration.  The company issued
835 common shares at $100.00 each.

  3.   GENERALLY ACCEPTED ACCOUNTING
      PRINCIPLES (GAAP)

These financial statements are
prepared in accordance with American
GAAP.








B.S. FUNDING INC.
UNAUDITED BALANCE SHEETS
AS AT JUNE 30, 2002.
( with comparative amounts
for June 30, 2001. )

          ASSETS

                             2002        2001

Other Assets:
Appliances                  $27,333        $0

Investment in
1192403 Ontario
Inc. (note2)                $34,510   $34,510

Note receivable
from 1192403 Ontario
 Inc.                      $142,268        $0

Incorporation costs
(net of accumulated
amortization)                   $70       $72
                             ___________________
                           $204,181    $34,582
                             ___________________




LIABILITIES AND
SHAREHOLDERS' EQUITY


Current
Accounts Payable
and Accrued Charges           $4055      $2,156
                           ______________________

Shareholders' Equity:
Common Stock
Authorized :
25,000,000 common
shares with par
value $0.0001
Issued and
outstanding:
2,001,954 shares               $200        $200
Additional paid
in capital                 $209,010     $39,310
Accumulated Deficit         ($9,084)    ($7,084)

                           $200,126     $32,426
                           _____________________

                           $204,181     $34,582
                          _______________________


(The Accompanying notes are an integral
 part of these statements)














B.S. FUNDING INC.
Unaudited Statements of
Change in Shareholders' Equity
For the 3 months ended
June 30, 2002
(With comparative amounts for
the 3 months ended June 30, 2001)




                               Additional           Total
              Common Stock     Paid        Accumu-  Share-
                               in          lated    holders
                Shares Amount  Capital     Deficit  Equity

Balance
March
31, 2001    2,000,257   $200   $39,310   ($7,083)  $32,427

Net Loss for
the Period                                   ($1)     ($1)

Balance
June
30, 2001.   2,000,257   $200   $39,310   ($7,084)  $32,426
     ______________________________________________________


Balance
March
31, 2002    2,001954    $200  $209,010   ($9,084)  $200,126

Net Loss for the Period                        0          0

Balance
June
30, 2002   2,001,954    $200  $209,010     ($9084)  $200,126





(The accompanying notes are an integral
 part of these financial statements)









B.S. FUNDING INC.
Unaudited Statements
of Operations

For the 3 months
ended June 30, 2002
(With comparative amounts
for the 3 months ended June
30, 2001)

                              2002     2001



Expenses
Amortization                    $0      $1

Net Loss for
the Period                       $0     $1

Loss per share assuming
 dilution (note 1)             $0.00  $0.00


Weighted average
shares outstanding         2,001,954  2,000,257





(The accompanying notes are an integral
 part of these financial statements)





B.S. FUNDING INC.
Notes to Financial Statements
June 30, 2002

ORGANIZATION AND
ACCOUNTING POLICIES

     Incorporation

     B.S. Funding Inc. was
incorporated March 23, 1999 in
the state of Delaware.
Effective March 28,1999, a share
 offering was accepted issuing
500,000 shares at $0.01 per share
to various shareholders.


Cash and Cash Equivalents

The company considers all investments
 with maturity of three months or
less to be cash equivalents.

Loss per Share

Earnings (loss) per share is
provided in accordance with
Accounting Principles Board
Opinion No. 15 (APB No. 15),
"Earnings per share". Due to
the company's simple capital
structure, only one earnings
per share calculation is
represented. Earnings (loss)
per share is computed by
dividing income (loss)
available to common shareholders
by the weighted average number
of common shares outstanding
during the period.


CURRENCY

These financial statements are
 presented in American dollars.


INVESTMENT IN 1192403
 ONTARIO INC.


The company owns 40% of the
outstanding shares of 1192403
Ontario Inc., which carries
on a commercial real estate
rental business. The investment
is being accounted for using the
cost method.




       Item 14. Changes in and Disagreements
                with Accountants on Accounting and
                Financial Disclosure.

   There are neither changes in/ nor disagreements with accountants on accounting and financial disclosure.



           PART III

          Item 15. Financial Statements
                   and Exhibits.

   The following documents are filed as part of this report.

  B.S. Funding Inc. report of Thomson, Fisher, and Bossy
Chartered Accountants - March 31,1999 Financial Statements

  B.S. Funding Inc. report ofR. Brock MacAlpine Chartered
Accountant - March 31,2000 Financial Statements.

  B.S, Funding Inc. report of R. Brock MacAlpine Chartered
Accountant - March 31, 2001 Financial Statements

  B. S. Funding Inc. report of R. Brock MacAlpine Chartered
Accountant - December 31, 2001 Financial Statements

  B.S. Funding Inc. report of R. Brock MacAlpine Chartered
Accountants - March 31, 2002 Financial Statements



  B. S. Funding Inc. Unaudited Interim Financial Statements for the period ending June 30, 2002.


  Financial Statements of Businesses Acquired or to be acquired are not provided - not applicable. The Company has not and is not acquiring any new companies at this time.


  Pro-Forma Financial Information is not provided at this time
  - not applicable.



         Item 16.
                 Index to Exhibits
                 (Pursuant to Item 601 of Regulation SB)

  Exhibit   Name and/or
  Number    Identification
            of Exhibit

    1.     Underwriting
           Agreement

    2.     Plan of Acquisition,
           Reorganization,
           Arrangement,
           Liquidation,
           or Succession.

    3.     Articles of
           Incorporation and
           By-Laws

    4.     Instruments Defining
           the Rights of Security
           Holders

    5.     Opinion on Legality

    6.     Reserved

    7.     Reserved

    8.     Opinion On Tax Matters

    9.     Voting Trust Agreement
           and Amendments

   10.     Material Contracts

   11.     Statement Re Computation
           of Per Share Earnings

   12.     Statement Re Computation
           of Ratios

   13.     Annual or Quarterly Reports
           Form 10Q

   14.     Reserved

   15.     Letter on Unaudited Interim
           Financial Information

   16.     Letter on Change in
           Certifying Accountant

   17.     Letter on Director Resignation


   18.     Letter on Change in
           Accounting Principles

   19.     Reports Furnished to
           Security Holders

   20.     Other Documents or
           Statements to
           Security Holders

   21.     Subsidiaries of the
           Registrant

   22.     Published Report
           Regarding Matters
           Submitted to Vote of
           Security Holders

   23.     Consent of Experts
           and Counsel

   24.     Power of Attorney

   25.     Statement of Eligibility
           of Trustee

   26.     Invitation for
           Competitive Bids

   27.     Reserved

   28.     Reserved

  29-98.   Reserved

   99.     Additional Exhibits




             Item 17. Description of Exhibits.


    1.   Underwriting Agreement

            Not applicable

     2.  Plan off Acquisition,
         Reorganization, Arrangement,
         Liquidation, or Succession.

         None - Not applicable

     3.  Articles of Incorporation
         & By-Laws

         Articles of Incorporation of
         the Company filed March 23,1999.
         By-Laws of the Company
         adopted March 23, 1999.



 CERTIFICATE OF INCORPORATION
            OF
  B.S. FUNDING INC.

FIRST: The name of the corporation
       is B.S. FUNDING INC.

SECOND: The address of its registered
       office in the State of Delaware
       is Three Mill Road, Suite 104,
       City of Wilmington, County of
       New Castle, 19806-2146. Its
       registered agent at such
       address is the Incorporators Ltd.

THIRD: The purpose of the corporation
       is to engage in any lawful act
       or activity for which corporations
       may be organized under the General
       Corporation Law of Delaware.

FOURTH: The Corporation shall have the
        authority to issue twenty-five
        million shares of common stock
        with a par value of $0.0001.

FIFTH: The Board of Directors is
       expressly authorized to adopt,
       amend, or repeal the By-Laws
       of the corporation.

SIXTH: The stockholders and directors
       may hold their meetings and keep
       the books and documents of the
       corporation outside the State
       of Delaware, at such places from
       time to time designated by the
       By-Laws, except as otherwise
       required by the Laws of Delaware.

SEVENTH: The corporation is to have
         perpetual existence.

EIGHTH: The name and mailing address
        of the incorporator is Matthew
        D. Esteves, Three Mill Road,
        Suite 104, Wilmington, DE
        19806-2146

NINTH: The number of directors of the
       corporation shall be fixed from
       time to time by its By-Laws and
       may be increased or decreased.

TENTH: The Board of Directors is
       expressly authorized and
       shall have such Authority
       as set forth in the By-Laws
       to the extent such authority
       would be valid under Delaware
       Law.

ELEVENTH: No director of the
          corporation shall have
          personal liability to the
          corporation or its
          shareholders for monetary
          damages for breach of
          fiduciary duty as a director,
          provided that this provision
          shall not eliminate or limit
          the liability of a director
          (a) for any breach of the
          director's duty or loyalty to
          the corporation or its
          stockholders, (b) for acts or
          omissions not in good faith
          or which involve intentional
          misconduct or a knowing
          violation of law, (c) under
          Section 174 of the Delaware
          Corporation Law, or (d) for
          any transaction from which the
          Director derived an improper
          personal benefit.

THE UNDERSIGNED Incorporator for the
purpose of forming a corporation pursuant
to the laws of the State of Delaware, does
make this Certificate,hereby declaring
and certifying that the facts herein
stated are true.
August 12, 1998 By:  Signature
Matthew D. Esteves - Incorporator

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 03/23/1999
991111547 - 3017855




           CORPORATE BY-LAWS
                    OF
          B.S. FUNDING INC.

OFFICES

     1.   The registered office of the
        corporation shall be in the city of
Wilmington, Delaware and the resident agent in charge thereof shall be the Incorporators Ltd. The corporation may also have offices at such otherplaces both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporationmay require.

CORPORATE SEAL

     2.   The corporation may transact
        any and all business without the
need for a corporate seal. If a seal is
required by law, the corporation may use a facsimile where inscribed therein is the name of the corporation,the year of its incorporation, and the words
"Corporate Seal, Delaware". In its
discretion, the Board is permitted to
acquire and use a true seal
setting forth the information noted above.

MEETING OF STOCKHOLDERS

     3.   The annual meeting of stockholders
       for the election of directors
shall be held on the 31st day of May in
each year, or if that day be a legal
holiday,on the next succeeding day not
a legal holiday, at nine 0'clock A.M., at which meeting the stockholders shall elect by plurality vote, a Board of Directors,and may transact such other business as may come before the meeting.

     4.   Special meetings of the
        stockholders may be called at
any time by the President and shall be
called by the President or Secretary on
the request in writing of a majority of
the directors or at the request in writing of a majority of stockholders entitled to vote.

     5.   All meetings of the stockholders
     for the elections of directors shall be
held at the office of the corporation in the City of Wilmington, State of Delaware, or at such other place as may be fixed by the Board of Directors, provided that at least ten days' notice be given to the stockholders of the place so fixed. All other meetings of the stockholders shall be held at such place or places, within or without the State of Delaware, as may from time to time be fixed in the notices or waivers of notices thereof

     6.   Stockholders of the corporation
entitled to vote shall be such persons as are registered on the stock transfer books of the corporation as owners of stock. The Board of Directors may set a record date for annual meetings, but such record date may not be more than 45 days prior to the annualmeeting.

     7.   A complete list of stockholder
entitled to vote, arranged in alphabetical order, and showing the address of each stockholder shall be prepared by the Secretary and shall be open to the examination of any stockholder at the place of election.

     8.   Each stockholder entitled to
one vote shall, at every meeting of the
stockholders, be entitled to one vote
for each share held in person or
by proxy signed by the stockholder, but
no proxy shall be voted on or after
three years from its date, unless it
provides for a longer period. Such right to vote shall be subject to the right of the Board of Directors to fix a record date for stockholders as provided by these By-Laws.

     9.   The holders of a majority to the
 stock issued and outstanding and entitled to vote at a meeting of the stockholders, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote at the meeting, present in person or represented by proxy,shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     10.  When a quorum is present at any
meeting, the vote of the holdersof a majority of the stock having voting power present in person or represented by proxy shall decide any question properly brought before such meeting, unless the question is one which by express provision of the statutes of the State of Delaware or of the Certificate of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

     11.  Notice of all meetings shall
be mailed by the Secretary to each
stockholder of record entitled to vote at his last known post officeaddress, for annual meetings fifteen days and for special meetings ten days prior thereto.

     12.  Business transacted at any
special meeting of stockholders shall be limited to the purposes stated in the notice.

     13.  Unless otherwise provided in
the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of voters that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon where present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent, shall be given to those stockholders who have not consented in writing.

DIRECTORS

     14.  The property and business of the
corporation shall be managed and controlled by the Board of Directors.

     15.  The directors shall hold office
until the next annual election and until their successors are elected and qualified. Directors shall be elected by the stockholders, except that if there by any vacancies on the Board of Directors by reason of death, resignation, or otherwise, or if there be any newly created directorships may be filled for the unexpired term by a majority of the directors then in office, though less than a quorum.

POWERS OF DIRECTORS

     16.  The Board of Directors shall have
all such powers as may be exercised by
directors of a Delaware corporation, subject to the provisions of the statutes of Delaware, the Certificate of Incorporation, and the By-Laws.

MEETINGS OF DIRECTORS

     17.  After each annual election of
directors, the newly elected directors may meet for the purpose of organization,, the election of officers, and the transaction of other business, at such time and place as shall be fixed by the stockholders at the annual meeting, and, if a majority of the directors be present at such place and time, no prior notice of such meeting will be required to be given to the directors. The place and time of such meeting may also be fixed by written consent of the directors.

     18.  Regular meeting of the Board of
Directors may be held without notice at such time and at such place as shall from time to time be determinedby the Board.

     19.  Special meeting of the directors
may be called by the president on two days' notice by telegram to each director and shall be called by the president in like manner on the written request of two directors.

     20.  Special meetings of the directors
may be held within or without the State of Delaware at such place as is indicated in the notice or waiver of notice thereof

     21.  A majority of the directors
in office at the time of any regular or
special meeting shall constitute a quorum unless the By-Laws specify a single director in which case a single director shall constitute a quorum.

     22.  Any action required or permitted
to be taken at any meeting of the Board of Directors may be taken without a meeting, if all members of theBoard consent thereto in writing, and the writings are filed with the minutes of proceedings of the Board.

     23.  Members of the Board of Directors
may participate in a meeting ofd the Board of Directors by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting may hear one another, and such participation in a meeting shall constitute presence in person at the meeting.

COMMITTEES

     24.  The Board of Directors may, by
resolution, create committees from time
to time, which committees shall have and may exercise all the powers and authority of the Board of Directors to manage the business and affairs of the corporation.
However, the committees shall not have
the power to amend the Certificate of
Incorporation, adopt an agreement of
merger or consolidation,recommend to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommend to the stockholders a dissolution of the corporation or a revocation of a dissolution, amend the By-Laws of the corporation; and unless a resolution or the Certificate of Incorporation expressly so provides, no such committee shall have the power to declare a dividend or authorize the issuance of stock.

OFFICERS OF THE CORPORATION

     25.  The officers of the corporation
shall be a president, a secretary,a treasurer, and such other officers as may from time to time be chosen by the Board of Directors.
All offices may be held by the same person.

     26.  The officers of the corporation
shall hold office until their successors are chosen and qualify in their stead. Any officer chosen or appointed by the Board of Directors may be removed either with or without cause at any time by the affirmative vote of a majority of the whole Board ofDirectors. If the office of any officer or officers becomes vacant for any reason, the vacancy shall be filled by the affirmative vote of a majority of the whole
Board of Directors.

     27. In case of the absence or disability of any officer of the corporation, or for any other reason deemed sufficient by a majority of duties to any other officer or to any director.

SECRETARY

     27.  The secretary shall attend all
meetings of the corporation,the Board of Directors, and committees. He shall act as clerk thereof and shall record all of the proceedings of such meetings in a book keptfor that purpose. He shall have custody of the corporate seal of the corporation and shall have authority to affix the seal to any instrument requiring it and when so affixed, it may be attested by his signature.
He shall give proper notice of meetings of stockholders and directors and shall perform other such duties as shall be assigned to him by the president or the Board of Directors.

TREASURER

     28.  The treasurer shall have custody of
the funds and securities of the corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all monies and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.

     29.  The treasurer shall disburse the
funds of the corporation as may be ordered by the Board or the president, taking proper vouchers for such disbursements and shall render to the president and directors, whenever they may require it, an account of all his transactions as treasurer and of the financial condition of the corporation, and at the regular meeting of the Board next preceding the annual members meeting, a like report for the preceding year.

     30.  The treasurer shall keep and account
of stock registered and transferred in such manner subject to such regulations as the Board of Directors may prescribe.

     31.  The treasurer shall give the
corporation a bond if requiredby the Board of Directors in such sum and with security satisfactory tothe Board of Directors for the faithful performance of the duties of his office and the restoration to the corporation, in the case of his death, resignation, or removal from office, of all books, paper, vouchers, money and other property of whatever kind in his possession, belonging to the corporation.
He shall perform such other duties as the Board of Directors or executive committee may from time to time prescribe or require.



PRESIDENT

     32.  The president shall be
the chief executive officer of the
corporation. He shall preside at all
meetings of the stockholders andthe Board of Directors, and shall have general and active managementof the business of the corporation, and shall see that all orders and resolutions of the Board of Directors are carried into effect.

     33.  The president shall execute
bonds, mortgages, and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed, and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officeor agent of the corporation.

STOCKS

     34.  Every holder of stock in the
corporation shall be entitledto have a
certificate, signed by, or in the name
of the corporation by,the president or
secretary of the corporation, certifying the number ofshares owned by him in the corporation. Certificates may be issued for partly paid shares, and in such case upon the face or back of thecertificates issued to represent any such partly paid shares, the totalamount of the consideration to be paid therefore, and the amount paidthereon, shall be specified.

     35.  Any or all of the signatures
on the certificates may be facsimile.

     36.  The Board of Directors may
direct a new certificate or certificates to be issued in place of any certificate or certificatestheretofore issued by the corporation alleged to have been lost, stolen,or destroyed, upon the making of an affidavit of the fact by the person claiming their certificate of stock to be lost, stolen or destroyed. The Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged tohave been lost, stolen, or destroyed.

CHECKS

     37.  All checks, drafts, or orders for
the payment of money shall be signed by the treasurer or by such other officer or officers as the Board of Directors may from time to time designate. No check shall be signed in blank.

BOOKS AND RECORDS

     38.  The Books, accounts, and records
of the corporation, except as otherwise
required by the laws of the State of
Delaware, may be kept within or without
the State of Delaware, at such place or
places as may from time to time be
designated by the By-Laws or by the
resolutions of the directors.

NOTICES

     39.  Notice required to be given
under the provisions of these By- Laws to any director, officer or stockholder, shall not be construed to mean personal notice, but may be given in writing by depositing the same in a post office or letter box, in a post-paid sealed wrapper, addressed to such stockholder, officer, or director at such address as appears on the books of the corporation, and such notice shall be deemed to be given at the time when the same shall thus be mailed. Any stockholder, officer, or director, may waive, in writing, any notice required to be given under these By-Laws, whether before or after the time stated therein.

DIVDENDS

     40.  Dividends upon the capital
stock of the corporation, subject to the Certificate of Incorporation, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation.

     41.  Before payment of any dividend,
 there may be set aside out of any funds
of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purposes as the directors shall think conducive to the best interest of the corporation. The directors may modify or abolish any such reserve in the manner by which it was created.

FISCAL YEAR

     42.  The fiscal year of the corporation
shall be determined by the Board of Directors.

AMENDMENT OF BY-LAWS

     43.  These By-Laws may be amended,
altered, repealed, or added to at any
regular meeting of the stockholders or
of the Board of Directors,or at any
special meeting called for that
purpose, by affirmative vote of a
majority of the stockholders entitled
to vote, or by affirmative vote of a
majority of the whole board, as the
case may be.

     44.  Any and all disputes and
controversies by and between the shareholders or the directors arising out of or with respect to the business of or affecting the affairs of the corporation, witch disputes and controversies cannot be resolved under the terms of the corporate By-Laws or Certificate of incorporation, because of a tie vote or deadlock between the directors and shareholders shall be settled by arbitration inthe following manner. Each side of the dispute shall be entitled to name one arbitrator and both arbitrators so named shall together agree upon a third arbitrator, with the findings of the arbitration panel to be binding upon all parties of the dispute. Unless otherwise mutually agreed by the parties the arbitration shall take place in accordance with and subject to the provisions of the Delaware Uniform
Arbitration Act, 10Del. C. "5701 et.seq.



    4.   Instruments Defining the Rights
         of Security Holders

         No instruments other than
         those included in Exhibit 3.

    5.   Opinion on Legality

         Not applicable

    6.   Reserved

         Not applicable

    7.   Reserved

         Not applicable

    8.   Opinion on Tax Matters

         Not applicable

    9.   Voting Trust Agreement

         Not applicable

   10.   Material Contracts

         None - Not applicable

   11.   Statements Re Computation
         of Per Share Earnings

         Not applicable - Computation of
         per share earnings can be clearly
         determined from the statement of
         Operations in the  Company's
         financial statements

   12.   Statements Re Computation of Ratios

         Not applicable

   13.   Annual or Quarterly
         Reports -Form 10Q

         Not applicable

   14.   Reserved

         Not applicable

   15.   Letter on
         Un- audited Interim
         Financial Information

         We have compiled the financials for B. S. Funding Inc. for the Quarter ending June 30, 2002.Although management believes the financials to be accurate, they are unaudited and should be viewed with this in mind. Management believes these financials to accurately reflect the the status of the company. No independant audit has confirmed these statements and any reader should be apprised that the financials could differ as a result of an audit.
Management believes it followed USGAAP to compile these financials but make no warranty as to the accuracy of this statement.
Sincerely, MARY K. SCHELL, President, B.S. Funding Inc..
Date June 30, 2002.

   16.   Letter on Change in
         Certifying Accountant

         Not applicable

   17.   Letter on Director
         Resignation

         Not applicable

   18.   Letter on Change in
         Accounting Principles

         Not applicable

   19.   Reports Furnished
         to Securities Holders

         Not applicable

   20.   Other Documents or
         Statements to Security
         Holders

         None - Not applicable

   21.   Subsidiaries of
         the Registrant

         None - Not applicable

   22.   Published Report Regarding
         Matters Submitted to Vote
         of Security Holders

         Not applicable

   23.   Consent of Experts
         and Counsel

         August, 20, 2002. I, R. Brock MAcAlpine do hereby consent to the use of the audits performed on B. S. Funding Inc. by my firms, for March 31, 1999, March 31, 2000, March 31, 2001 and the March 31, 2002
for the filing of a form 10 with the Securities and Exchange Commission.
Signature: R. Brock MacAlpine

   24.   Power of Attorney

         Not applicable

   25.   Statement of
         Eligibility of Trustee

         Not applicable

   26.   Invitation for Competitive Bids

         Not applicable

   27.   Reserved

         Not applicable

   28.   Reserved

         Not applicable

 29 -98. Reserved

         Not applicable

  99.   Addition Exhibits

        None








          SIGNATURES

  Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.




    Date: August 10, 2002.

     B.S. FUNDING INC.

     (Registrant)

      By: Mary K. Schell - President

            (Signature)

          Mary K. Schell